Exhibit 99.1
PowerSecure Awarded $30 Million of New Business
Wake Forest, N.C. — May 28, 2008 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that it has been awarded approximately $30 million of new business by one of its major retail customers, to provide distributed generation systems and monitoring services. The new business includes orders for PowerSecure to provide distributed generation systems for new store locations established by the retailer from 2009-2011. It also includes an extension to 2011 of the retailer’s commitment to utilize PowerSecure’s industry-leading “24 by 7” Interactive Distributed Generation® monitoring services across the retailer’s platform of distributed generation systems, maximizing the dependability and efficiencies of these important assets.
The Company expects to complete the projects and recognize the revenues from these new awards fairly evenly from 2009-2011, or approximately $10 million of revenue per year. The new distributed generation system revenues will be recognized as “project based” sales, and therefore the exact timing and amounts will be dependent on the retailer’s schedule of new store openings over this timeframe.
Sidney Hinton, CEO of PowerSecure, said, “We are extremely pleased to be awarded these new orders. Because the awards come from a major customer who has depended on our distributed generation systems for several years under “real life” demands, it is a significant statement of the value our solutions deliver. Winning this new business is a direct reflection of the commitment our organization makes to meet and exceed our customer’s expectations, and maximize the return our customers realize on their energy investments.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of energy management and conservation solutions to utilities and their commercial, institutional, and industrial customers. PowerSecure is a pioneer in developing utility partnerships that provide utilities with dedicated electric power generation assets, and customers with the most dependable standby power in the industry. The Company’s distributed generation solutions help utilities avoid energy losses associated with moving electricity over long distances, providing an environmentally friendly and energy efficient power supply. The Company’s intelligent Interactive Distributed Generation® monitoring systems, in conjunction with superior switching technology, manage load curtailment and peak demand to ensure that power is available when needed, and ensure maximum energy efficiencies are achieved for its customers. The Company also provides utilities with regulatory consulting, energy system engineering and construction, and energy conservation services. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the new business awarded to the company discussed in this press release; business operations and prospects for the Company and its subsidiaries; the ability of the Company to perform under its contracts and customers not deferring or withdrawing orders, including those discussed in this release; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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